UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 28, 2014

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On July 28, 2014, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and six months ended June 30, 2014. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three and six months ended June 30, 2014 and 2013. For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average shareholders' equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals shareholders' equity less goodwill and intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and intangible assets, in each case at period end. For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average shareholders' equity, average tangible assets to average assets, tangible common equity to shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, shareholders' equity to total assets and common book value per common share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) by segment for the first and second quarters of 2014, for the first half of 2014, for the first half of 2013, and for the fiscal years ended December 31, 2013 and 2012. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and "All Other" which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q2 2014	Q1 2014	Six months YTD 2014	Six months YTD 2013	2013	2012
PNB	$22,189	$19,607	$41,796	$40,262	$75,594	$87,106
GFSC	478	604	1,082	1,530	2,888	3,550
Park Parent Company	(1,245)	(904)	(2,149)	323	(1,397)	195
Ongoing operations	$21,422	$19,307	$40,729	$42,115	$77,085	$90,851
SEPH	405	312	717	(1,371)	142	(12,221)
Total Park	$21,827	$19,619	$41,446	$40,744	$77,227	$78,630
Preferred dividends and accretion	—	—	—	—	—	3,425
Net income available to common shareholders	$21,827	$19,619	$41,446	$40,744	$77,227	$75,205

The “Park Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information on SEPH.

Vision Bank (“Vision”) merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business to Centennial Bank (“Centennial”) on February 16, 2012. The results of Vision through February 16, 2012 are included in the SEPH results presented in the table above. The sale of the Vision business in the first quarter of 2012 resulted in a pre-tax gain of $22.2 million ($14.4 million after-tax), which is included in the fiscal year ended December 31, 2012 SEPH results presented in the table above. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. SEPH assets consist primarily of performing and nonperforming loans and other real estate owned (“OREO”). This segment represents a run-off portfolio of the legacy Vision assets.

The Park National Bank (PNB)

The table below reflects the results for PNB for the first and second quarters of 2014, for the first half of 2014, for the first half of 2013 and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q2 2014	Q1 2014	Six months YTD 2014	Six months YTD 2013	2013	2012
Net interest income	$55,290	$53,099	$108,389	$104,471	$210,781	$221,758
Provision for (recovery of) loan losses	1,683	(140)	1,543	5,252	14,039	16,678
Other income	18,909	15,703	34,612	36,408	70,841	70,739
Other expense	41,979	42,311	84,290	80,732	165,665	156,516
Income before income taxes	$30,537	$26,631	$57,168	$54,895	$101,918	$119,303
Federal income taxes	8,348	7,024	15,372	14,633	26,324	32,197
Net income	$22,189	$19,607	$41,796	$40,262	$75,594	$87,106

Other income for the three months ended June 30, 2014 of $18.9 million represented an increase of $3.2 million compared to other income for the three months ended March 31, 2014 of $15.7 million. A portion of this increase, $1.3 million, was related to OREO gains pertaining to a participation from SEPH. The balance of the increase, $1.9 million, was related to increases across the other income categories at PNB.

The table below provides certain balance sheet information and financial ratios for PNB as of June 30, 2014, December 31, 2013 and June 30, 2013.

(In thousands)	June 30, 2014	December 31, 2013	June 30, 2013	% change from 12/31/13	% change from 6/30/13
Loans	$4,679,944	$4,559,406	$4,441,617	2.64%	5.37%
Allowance for loan losses	55,451	56,888	52,694	(2.53)%	5.23%
Net loans	4,624,493	4,502,518	4,388,923	2.71%	5.37%
Investment securities	1,415,608	1,421,937	1,342,868	(0.45)%	5.42%
Total assets	6,685,849	6,524,098	6,519,766	2.48%	2.55%
Average assets (1)	6,663,103	6,576,420	6,548,261	1.32%	1.75%
Return on average assets(2)	1.26%	1.15%	1.24%	9.57%	1.61%
(1) Average assets for the six - month periods ended June 30, 2014 and 2013, and for the year ended December 31, 2013.
(2) Annualized for the six months ended June 30, 2014 and 2013.

Loans outstanding at June 30, 2014 of $4.68 billion represented an increase of $120 million, or 2.64% (5.33% annualized), compared to the loans outstanding of $4.56 billion at December 31, 2013. The $120 million increase in loans experienced at PNB in the first half of 2014 was related to growth in PNB's retained mortgage loan portfolio of approximately $28 million and in the consumer loan portfolio of approximately $100 million, offset by a decline in the commercial loan portfolio of approximately $8 million.

The $4.68 billion of loans at June 30, 2014 represented an increase of $238 million, or 5.37%, compared to the loans outstanding of $4.44 billion at June 30, 2013. The $238 million increase in loans experienced at PNB over the last twelve months was related to growth in PNB's retained mortgage loan portfolio of approximately $81 million, in the consumer loan portfolio of approximately $141 million and in the commercial loan portfolio of approximately $16 million.

PNB's allowance for loan losses decreased by $1.4 million, or 2.53%, to $55.5 million at June 30, 2014, compared to $56.9 million at December 31, 2013. PNB credit metrics in the first half of 2014 continued to trend in a positive direction. Net charge-offs were $3.0 million, or annualized charge-offs of 0.13%, for the six months ended June 30, 2014. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding the credit metrics of PNB's loan portfolio.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for the first and second quarters of 2014, for the first half of 2014, for the first half of 2013 and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q2 2014	Q1 2014	Six months YTD 2014	Six months YTD 2013	2013	2012
Net interest income	$1,863	$1,978	$3,841	$4,371	$8,741	$9,156
Provision for loan losses	315	274	589	420	1,175	859
Other income (loss)	—	1	1	(1)	11	—
Other expense	812	775	1,587	1,596	3,133	2,835
Income before income taxes	$736	$930	$1,666	$2,354	$4,444	$5,462
Federal income taxes	258	326	584	824	1,556	1,912
Net income	$478	$604	$1,082	$1,530	$2,888	$3,550

The table below provides certain balance sheet information and financial ratios for GFSC as of June 30, 2014, December 31, 2013 and June 30, 2013.

(In thousands)	June 30, 2014	December 31, 2013	June 30, 2013	% change from 12/31/13	% change from 6/30/13
Loans	$42,839	$47,228	$50,194	(9.29)%	(14.65)%
Allowance for loan losses	2,460	2,581	2,417	(4.69)%	1.78%
Net loans	40,379	44,647	47,777	(9.56)%	(15.48)%
Total assets	42,569	47,115	50,307	(9.65)%	(15.38)%
Average assets (1)	44,820	49,481	49,438	(9.42)%	(9.34)%
Return on average assets (2)	4.87%	5.84%	6.24%	(16.61)%	(21.96)%
(1) Average assets for the six - month periods ended June 30, 2014 and 2013, and for the year ended December 31, 2013.
(2) Annualized for the six months ended June 30, 2014 and 2013.

Park Parent Company

The table below reflects the results for Park's Parent Company for the first and second quarters of 2014, for the first half of 2014, for the first half of 2013 and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q2 2014	Q1 2014	Six months YTD 2014	Six months YTD 2013	2013	2012
Net interest income (expense)	$(494)	$(402)	$(896)	$2,325	$2,828	$4,742
Provision for loan losses	—	—	—	—	—	—
Other income (loss)	(114)	107	(7)	220	469	233
Other expense	1,992	2,091	4,083	3,087	7,520	6,585
Loss before income taxes	$(2,600)	$(2,386)	$(4,986)	$(542)	$(4,223)	$(1,610)
Federal income tax benefit	(1,355)	(1,482)	(2,837)	(865)	(2,826)	(1,805)
Net income (loss)	$(1,245)	$(904)	$(2,149)	$323	$(1,397)	$195

The net interest income (expense) for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments in PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income (expense) includes interest expense related to the $35.25 million and $30.00 million of subordinated notes issued by Park to accredited investors in December 2009 and April 2012, respectively.

SEPH

The table below reflects the results for SEPH for the first and second quarters of 2014, for the first half of 2014, for the first half of 2013 and for the fiscal years ended December 31, 2013 and 2012. SEPH was formed in March 2011. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH.

(In thousands)	Q2 2014	Q1 2014	Six months YTD 2014	Six months YTD 2013	2013	2012
Net interest expense	$(98)	$(195)	$(293)	$(1,002)	$(1,325)	$(341)
(Recovery of) Provision for loan losses	(3,258)	(2,359)	(5,617)	(4,670)	(11,799)	17,882
Other income (loss)	876	837	1,713	1,476	1,956	(736)
Gain on sale of Vision business	—	—	—	—	—	22,167
Other expense	3,413	2,521	5,934	7,253	12,211	22,032
Income (loss) before income taxes	$623	$480	$1,103	$(2,109)	$219	$(18,824)
Federal income taxes (benefit)	218	168	386	(738)	77	(6,603)
Net income (loss)	$405	$312	$717	$(1,371)	$142	$(12,221)
Net income (loss) excluding gain on sale of Vision business	$405	$312	$717	$(1,371)	$142	$(26,630)

SEPH financial results for the first half of 2014 included net recoveries of $5.6 million. The net recoveries during the first half of 2014 consisted of charge-offs of $0.8 million, offset by recoveries of $6.4 million. Other income for the first six months ended June 30, 2014 at SEPH of $1.7 million was related to net gains on the sale of OREO of $1.7 million. Other expense increased by $0.8 million in the second quarter 2014 compared to the first quarter 2014. This increase was due to higher legal expenses related to loan collection activity.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair market value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information for SEPH regarding charge-offs as a percentage of unpaid principal balance, as of June 30, 2014.

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Aggregate Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SEPH	$63,253	$33,492	$29,761	52.95%
Performing loans - retained by SEPH	1,984	157	1,827	7.91%
Total SEPH loan exposure	$65,237	$33,649	$31,588	51.58%

The table below provides an overview of SEPH loans and OREO, representing the legacy Vision assets. This information is provided as of June 30, 2014, December 31, 2013 and December 31, 2012, showing the decline in legacy Vision assets at SEPH over the past six months and since 2012.

(In thousands)	SEPH 06/30/14	SEPH 12/31/13	SEPH 12/31/12	Change from 12/31/13	Change from 12/31/12
Nonperforming loans - retained by SEPH	$29,761	$36,108	$55,292	$(6,347)	$(25,531)
OREO - retained by SEPH	16,182	23,224	21,003	(7,042)	(4,821)
Total nonperforming assets	$45,943	$59,332	$76,295	$(13,389)	$(30,352)
Performing loans - retained by SEPH	$1,827	$1,907	$3,886	$(80)	$(2,059)
Total SEPH - Legacy Vision assets	$47,770	$61,239	$80,181	$(13,469)	$(32,411)

In addition to the SEPH assets listed above, PNB participations in legacy Vision assets totaled $10.9 million, $12.3 million and $19.2 million at June 30, 2014, December 31, 2013 and December 31, 2012, respectively.

Park National Corporation

The table below reflects the results for Park on a consolidated basis for the first and second quarters of 2014, for the first half of 2014, for the first half of 2013 and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q2 2014	Q1 2014	Six months YTD 2014	Six months YTD 2013	2013	2012
Net interest income	$56,561	$54,480	$111,041	$110,165	$221,025	$235,315
(Recovery of) provision for loan losses	(1,260)	(2,225)	(3,485)	1,002	3,415	35,419
Other income	19,671	16,648	36,319	38,103	73,277	70,236
Gain on sale of Vision business	—	—	—	—	—	22,167
Other expense	48,196	47,698	95,894	92,668	188,529	187,968
Income before income taxes	$29,296	$25,655	$54,951	$54,598	$102,358	$104,331
Federal income taxes	7,469	6,036	13,505	13,854	25,131	25,701
Net income	$21,827	$19,619	$41,446	$40,744	$77,227	$78,630
Net income excluding the gain on sale of Vision business	$21,827	$19,619	$41,446	$40,744	$77,227	$64,221

Credit Metrics and Provision for (Recovery of) Loan Losses

Park reported a recovery of loan losses for the first half of 2014 of $3.5 million, compared to a provision for loan losses of $1.0 million for the same period in 2013. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q2 2014	Q1 2014	Six months YTD 2014	Six months YTD 2013	2013	2012
PNB	$1,683	$(140)	$1,543	$5,252	$14,039	$16,678
GFSC	315	274	589	420	1,175	859
Park Parent	—	—	—	—	—	—
Total Ongoing Operations	$1,998	$134	$2,132	$5,672	$15,214	$17,537
SEPH	(3,258)	(2,359)	(5,617)	(4,670)	(11,799)	17,882
Total Park	$(1,260)	$(2,225)	$(3,485)	$1,002	$3,415	$35,419

As previously discussed, SEPH had net recoveries of $5.6 million and PNB had net charge-offs of $3.0 million for the six - month period ended June 30, 2014, resulting in an overall net recovery for Park. Included in PNB net charge-offs for the three and six month periods ended June 30, 2014 are recoveries of $1.4 million and $3.6 million, respectively, related to a participation from SEPH. Provision for loan losses for Park's ongoing operations (PNB and GFSC) was $2.1 million for the six - month period ended June 30, 2014, a $3.6 million decline from the $5.7 million provision for the same period in 2013. The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of June 30, 2014, December 31, 2013 and June 30, 2013.

(In thousands)	6/30/2014	12/31/2013	6/30/2013
Total allowance for loan losses	$57,911	$59,468	$55,111
Specific reserve	6,343	10,451	7,466
General reserve	$51,568	$49,017	$47,645

Total loans	$4,703,899	$4,582,491	$4,464,305
Impaired loans	66,954	77,038	84,531
Performing loans	$4,636,945	$4,505,453	$4,379,774

General reserve as a % of performing loans	1.11%	1.09%	1.09%
Note: Table includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the attached Exhibit 99.1 in the asset quality section includes all Park loans (including those at SEPH) and thus shows slightly different information.

As the table above shows, specific reserves were $6.3 million at June 30, 2014, a decrease of $4.2 million, compared to $10.5 million at December 31, 2013. The decline in specific reserves was largely related to the charge-off of approximately $4.7 million related to one loan relationship, which previously had a specific reserve of $4.8 million that was established in the third quarter of 2013. General reserves for Park’s ongoing operations increased to $51.6 million at June 30, 2014, an increase of $2.6 million, or 5.2%, compared to $49.0 million at December 31, 2013. The general reserve as a percentage of performing loans increased to 1.11% at June 30, 2014, compared to 1.09% at December 31, 2013. The increase in general reserves was primarily due to additional reserves established in the consumer loan portfolio, as this portfolio of loans has experienced significant growth through the first six months of 2014.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and the uneven spread of positive impacts of the recovery on the economy, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and its subsidiaries do business, may be worse or slower than expected which could adversely impact the demand for loan, deposit and other financial services as well as loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012 and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; the adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on July 28, 2014, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on September 10, 2014 to common shareholders of record as of the close of business on August 22, 2014. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on July 28, 2014 addressing financial results for the three and six months ended June 30, 2014.

[Remainder of page intentionally left blank;
signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: July 28, 2014	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 28, 2014

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 28, 2014 addressing financial results for the three and six months ended June 30, 2014.